                                                                   Exhibit 10.33




                                FARM-IN AGREEMENT

                                     BETWEEN

                            (1) CANARGO NORIO LIMITED

                                       AND

                            (2) SAKNAVTOBI NORIO LTD


-------------------------------------------------------------------------------
               COVERING: THE NORIO (BLOCK XI(C)) AND NORTH KUMISI
                     PRODUCTION SHARING AGREEMENT, GEORGIA
-------------------------------------------------------------------------------


                                    1 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

AGREEMENT DATED 4TH SEPTEMBER 2003

between

(1) CANARGO NORIO LIMITED a company organised and existing under the laws of Cyprus, (CanArgo, and its successors and assignees, if any, will be referred to as the "CanArgo")

and

(2) SAKNAVTOBI NORIO LTD, a company wholly owned by the Joint Stock National Oil Company Georgian Oil ("Georgian Oil"), a legal entity organised and existing under the laws of Georgia pursuant to the Charter of Saknavtobi Norio Limited and the Law on Oil and Gas (Saknavtobi Norio, and its successors and assignees, if any, will be referred to as the "Saknavtobi Norio")

CanArgo and Saknavtobi Norio together being referred to as the "Parties" and "Party" shall be a reference to either of them.

WHEREAS

(A) CanArgo is party to a Production Sharing Agreement dated 12 December 2000 (the "PSA") with The State Agency for Regulation of Oil and Gas Resources in Georgia and National Oil Company - Georgian Oil in relation to Norio (Block XI(C)) and the North Kumisi Area in Georgia (the "Area");

(B) CanArgo is the sole Contractor (as defined in the PSA) under the PSA and as at today's date is entitled to 100% of the Contractor's rights thereunder;

(C) Georgian Oil in addition to its position as a representative of the State in the PSA, desires to acquire a fifteen per centum (15%) interest in CanArgo's rights and obligations under the PSA on the terms and on the basis set forth herein;

(D) Saknavtobi Norio also desires to negotiate an option to increase its interest in CanArgo's rights and obligations to fifty per centum (50%) of CanArgo's rights and obligations under the terms of the PSA on the terms and on the basis set forth herein



NOW THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, it is hereby agreed as follows:

1      DEFINITIONS

       Words and terms used in this Agreement shall unless otherwise expressly specified in this Agreement have the meanings attributed to them in the
       PSA:

       "Completion" means completion of the farm in pursuant to Clause 3;

       "Contractor" has the meaning attributed thereto in the PSA;


                                    2 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

       "Contractor Percentage Interest" means the percentage interest of each of CanArgo and Saknavtobi Norio (as the case may be) in the Contractor's rights and obligations under the PSA;


       "Deed of Assignment and Adherence" means the deed in the form annexed hereto as Appendix 2;


       "Option A" means the option granted to Saknavtobi Norio to increase its Contractor Percentage Interest to 50% pursuant to Clause 6;


       "PSA" is defined in Recital A to this Agreement and a copy of which is annexed hereto as Appendix 1;


2      SCOPE OF CONTRACT

2.1 The purpose of this Agreement is to provide for the development of the Area pursuant to the PSA and to allow for the participation of Saknavtobi Norio as a Contractor party under the PSA on the terms and subject to the conditions set out herein.

2.2 Following Completion, the respective Contractor Percentage Interest of each of CanArgo and Saknavtobi Norio shall be as follows:-

       (a)  CanArgo - 85%

       (b)  Saknavtobi Norio - 15%

2.3 Following exercise of the Option A and completion thereunder the respective Contractor Percentage Interest of each of CanArgo and Saknavtobi Norio shall be as follows:-

       (a)  CanArgo - 50%

       (b)  Saknavtobi Norio - 50%.


3      COMPLETION

3.1 Completion of the assignment of a 15% Contractor Percentage Interest to Saknavtobi Norio shall be conditional upon receipt of and each of CanArgo and Saknavtobi Norio shall use their respective best efforts to obtain:-

       (a) the consent of The State Agency for the assignment by CanArgo to Saknavtobi Norio of a 15% Contractor Percentage Interest pursuant to
            Article 26 of the PSA;

       (b)  a waiver from The State Agency of its pre-emption rights under
            Article 26 of the PSA.

3.2 Within one (1) month of the satisfaction of the conditions specified in Clause 3.1 Saknavtobi Norio shall commence payment to CanArgo of the sum of US$2,000,000 (two million US dollars) to the Bank Account specified in Clause 13. Payment will be effected in four (4) tranches in accordance with the agreed financing schedule included in Appendix 3 or earlier due to the acceleration of the work programme or as may be agreed by the Parties.




                                    3 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

3.3 CanArgo and Saknavtobi Norio shall execute the Deed of Assignment and Adherence in respect of a 15% Contractor Percentage Interest in the PSA on payment of US$2,000,000 (two million US dollars) by Saknavtobi Norio to CanArgo. If the operator is unable to continue drilling operations for technical reasons and CanArgo decides that operations should be terminated and neither the Work has been completed nor US$2,000,000 has been spent on the Work the total amount of the Contractors Percentage Interest earned by Saknavtobi Norio will be calculated on basis of one percent (1%) being equal to US$133,333 (one hundred and thirty three thousand three hundred and thirty three US dollars) and CanArgo and Saknavtobi Norio shall execute the Deed of Assignment and Adherence according to this calculation.

3.4 As soon as practicable following the execution of the Deed of Assignment and Adherence the Parties will negotiate and enter into a joint operating agreement based on the current Association of International Petroleum Negotiators Model International Joint Operating Agreement.

4      UTILISATION OF FUNDS

4.1 Saknavtobi Norio will finance the Work by providing funds in the total amount of US$ 2,000,000 (two million US dollars). The transfer of funds to CanArgo will be effected on the basis of the approved work programme, budget and financing schedule annexed hereto as Appendix 3 (the "Work") and the provisions of Clause 3.2 herein. The first tranche will comprise US$585,000 (five hundred and eighty five thousand US dollars) and shall be payable within one month on satisfaction of Clause 3.1 (a) and (b) (hereinafter "Tranche 1");

4.2 Within one (1) month of receipt of Tranche 1 CanArgo shall commence work, deepen and test Well MK 72 in the Area in accordance with the Work. The purpose of the Work is the penetration and testing of the Middle Eocene formations the assumed depth of which is 5,000 metres. The Parties shall not be obliged to spend more than US$2,000,000 (two million US dollars) in total in implementing the Work, however in case the actual depth is deeper than assumed and results in more than US$2,000,000 (two million US dollars) being required for drilling and testing and Saknavtobi Norio has received an interim report on performed drilling work and expenses incurred the Parties shall meet within one (1) month and make a joint written decision on further technical activities (if any). Such written decision shall form an Annex to this Agreement and shall provide the basis for work costing over US$2,000,000 (two million US dollars) to be performed and each of the Parties shall pay fifty per centum (50%) of any agreed excess costs.

       In case of failure to reach a joint decision on further technical activities, each Party shall have the right within a further period of one (1) month to independently fund at its sole risk further technical operations in order to achieve the Work objective. The budget for any additional technical activities shall not be less than $US500,000 (five hundred thousand US dollars).

       In the case of a positive result, the Party who proceeds with the sole risk shall be entitled to recover the costs and expenses incurred in the sole risk operation using the coefficient equal to three (3.0) from the Contractor's share of Profit Oil or Natural Gas (valued in accordance with Article 12 of the PSA) first produced from Well MK 72.

4.3 CanArgo shall be responsible for the implementation of the Work in accordance with the provisions of the PSA.



                                    4 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

4.4 In the event that the Work is completed for less than US$2,000,000 (two million US dollars) any balance shall be refunded to Saknavtobi Norio.

4.5 Saknavtobi Norio shall have the right to audit all expenditure on the Work for a period of 3 months from completion of the Work and the CanArgo will provide all necessary documentation.

4.6 For the duration of the Work, Saknavtobi Norio shall be entitled to nominate a well site representative to monitor the performance of the Work. Any such representative will comply with such safety and other requirements as CanArgo may specify from time to time.


5      RIGHTS UNDER THE PSA

5.1 The parties agree that GBOC Norio shall act as the Operator for the implementation of the Work.

5.2 CanArgo shall provide Saknavtobi Norio with copies of all relevant data and reports pertaining to the Work which it receives from the Operator.

5.3 Until such time as a Joint Operating Agreement ("JOA") has been concluded between CanArgo and Saknavtobi, the Parties agree that any decision or action of the Contractor under the PSA shall be taken by majority vote of the relevant Contractor Percentage Interests and accordingly CanArgo will be responsible for exercising all rights of the Contractor under the PSA. Until such time as Saknavtobi Norio exercises its Option A, it shall only have rights as an observer on the Coordination Committee and shall for the avoidance of doubt have no right to participate on the Coordination Committee established under the PSA.

5.4 Upon exercise of the Option A pursuant to Clause 6, the Parties agree within a period of 45 (forty-five) days to establish a contractor management committee ("CMC") which shall comprise a maximum of four (4) members, two (2) from Saknavtobi Norio and two (2) from CanArgo. The CMC shall agree on the matters to be discussed and the position to be adopted by the Contractor with respect to the Coordination Committee. The chairman of the CMC shall be designated by CanArgo and CanArgo shall represent the Contractor Parties at the Coordination Committee. In the event that Saknavtobi Norio is privatised or it sells all of its interest to a non-state party, it or its successor shall be entitled to have 50% of the total number of the Contractor's representatives in the Coordination Committee. Further details of these arrangements shall be included in the JOA to be agreed.

5.5 Following completion of the assignment of a Contractor Percentage Interest to Saknavtobi Norio, Saknavtobi Norio will be considered a Contractor Party under the PSA, enjoying all the rights and bearing all the obligations of a Contractor Party with respect to the participating interest it has acquired hereunder.


6      OPTION

6.1    For a period of six (6) months following:

       (i) either the completion of the Work as defined in Clause 4.2 or $2,000,000 being spent on the Work (whichever occurs first);


                                    5 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio and

       (ii) receipt by Saknavtobi Norio of a report on the results of the Works prepared in accordance with international oilfield practice (the "Report")


       Saknavtobi Norio shall have the option to acquire from CanArgo a further thirty five (35) per cent of Contractor Percentage Interest under the PSA upon payment to CanArgo of US$6,500,000 (six million five hundred thousand dollars). For the avoidance of doubt, if this Option A is exercised Saknavtobi Norio would have a total Contractor Percentage Interest of 50%. Any such transfer shall be in accordance with and subject to the terms of the PSA.

6.2 To exercise the Option A Saknavtobi Norio shall be obliged to give CanArgo written notice within six (6) months of:-

       (i) being advised by CanArgo that either the Work has been completed or that $2,000,000 has been spent on the Work;

       and

       (ii) receipt by Saknavtobi Norio of the Report


       and shall be further obliged to complete the Option A (including payment of US$6,500,000) within a further 30 days.

6.3 The payment of US$6,500,000 (six million five hundred thousand) by Saknavtobi Norio to CanArgo will not be considered a direct investment in the PSA and as such Saknavtobi Norio will not be entitled to recover this amount in full from Cost Recovery Petroleum. For cost recovery purposes Saknavtobi Norio will be deemed to have paid such pro rata share of the costs as is equivalent to the Contractor Percentage Interest held by Saknavtobi Norio from time to time.

6.4 On exercise of the Option A herein by Saknavtobi Norio, Georgian Oil's Option described in Article 11.15 of the PSA shall lapse.


7      ALLOCATION OF PRODUCTION AND RECOVERY OF COSTS AND EXPENSES

7.1 Proportional recovery of Costs and Expenses will commence as soon as proceeds from the sale of the Cost Recovery Petroleum are available to and shall be available only from such sums as are actually received by for the sale of the Cost Recovery Petroleum.

7.2 Crude Oil and Natural Gas shall be distributed between the Contractor Parties and sold in accordance with the provisions of the PSA.


8      FORCE MAJEURE


8.1 For the purposes of this Agreement, "Force Majeure" shall mean a circumstance which is irresistible or beyond the reasonable control of the Party affected, any act of Georgia or any governmental or administrative body therein, or any other hindrance of the affected Party's performance not due to its fault or negligence.



                                    6 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

8.2 If as a result of Force Majeure, either Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due, then the obligations of that Party, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period.


9      ASSIGNMENTS AND TRANSFERS

9.1 Neither party may assign its rights or obligations hereunder without the prior written consent of the other, not to be unreasonably withheld or delayed. This provision shall not cover an assignment of rights and obligations hereunder in favour of an affiliated company, as stipulated in the PSA.

9.2 Save in the case of any assignment to an affiliated company, the Party wishing to assign all or part of its rights and interests hereunder or in any circumstances where there is deemed to be an assignment, the Party wishing to make the assignment shall first give written notice to the other Party specifying the proposed terms and conditions of the assignment.

       Following receipt of those terms and conditions, for a period of thirty
       (30) days the other Party shall have the preferential right to match the terms and conditions of the proposed assignment or deemed assignment. This right may be exercised by any Party giving written notice of its intention to match the relevant terms and conditions (the "Acceptance") and thereafter the relevant Parties shall negotiate all necessary documentation in good faith. If within a further period of ninety (90) days from receipt of the Acceptance the relevant parties have not reached final agreement the Party seeking to assign may within a further period of thirty (30) days complete an assignment to a third party on the same terms and conditions. For the avoidance of doubt any assignment to a third party shall be subject to the assigning Party and the third party complying with the provisions of this Clause and the PSA.


10     DISPUTE RESOLUTION

10.1 If any dispute or difference arises between the Parties in connection with this Agreement then either Party may at any time give notice to the other Party of its intention to refer such dispute or difference to international arbitration in Stockholm, Sweden.

10.2 Notwithstanding Clause 11.1, if Saknavtobi Norio has exercised its Option A under Clause 6, then any dispute or difference between the Parties in connection with this Agreement shall be carried out in accordance with the Joint Operating Agreement which shall contain the following options for dispute resolution:-

            if such a dispute or difference is of a technical matter it shall be referred to a technical expert;

            if such a dispute or difference is of a legal or commercial nature such matter shall be referred to arbitration; or

            in the event that the Parties are unable to reach agreement on a Work Program and Budget (as defined in the PSA) a sole risk provision will exist.


                                    7 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

10.3 If Saknavtobi Norio has not exercised its Option A under Clause 6, then any dispute or difference between the Parties in connection with this Agreement shall be conducted by CanArgo.


11     GOVERNING LAW

11.1 This Agreement shall be governed by and construed in accordance with the law of England.

11.2 The parties hereto submit to the non-exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation or effect.

11.3 This Agreement hereby supersedes any and all other agreements, oral or written, between the Parties and constitutes the entire agreement among the Parties hereto in respect of the subject matter of this Agreement.

11.4 This Agreement may only be amended by an agreement in writing executed by all the Parties.

12     REPRESENTATION AND WARRANTIES

12.1 All representations and warranties stipulated herein shall remain in force for the duration of this Agreement. The Parties provide the following representations and warranties as of the date hereof:

       a. The Parties are entitled and have all necessary powers to make, to sign, to exchange documents and to execute this Agreement. Signing, transfer and execution of this Agreement have been properly approved by all necessary corporate and other actions of the Parties. This Agreement, after it is signed by both Parties, shall be binding for the Parties, and can be enforced in relation to each Party according to its terms and conditions;

       b. Hereby the Parties warrant to each other that the corresponding representatives of CanArgo and Saknavtobi Norio, which sign this Agreement, possess all necessary authorities for conclusion of this Agreement and creation of rights and responsibilities for both Parties;

       c. Hereby the Parties warrant to each other that during implementation of the responsibilities undertaken they will act in good faith in relation to each other;

       d. CanArgo warrants that until expiration of the Option A granted to Saknavtobi Norio under Clause 6 of this Agreement CanArgo will not alienate, pledge or otherwise encumber CanArgo's participation interest in the PSA.

12.2 In the event that either Party suffers actual loss as a result of any of the foregoing representations and warranties given by the other proving to be incorrect, the Party suffering the said actual loss shall be entitled on demand to recover that loss from the other Party provided that; in no circumstances shall either Party's liability hereunder exceed



                                    8 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

       US$2,000,000 (two million US dollars); any claim made for breach of representation or warranty must be made within two years of the date hereof.


13     NOTICES AND CONFIDENTIALITY

13.1 Except as otherwise specifically provided, all notices authorised or required between the Parties by any of the provisions of this Agreement, shall be in writing in English and delivered in person or by registered mail or by courier service or by any electronic means of transmitting written communications which provides confirmation of complete transmission, and addressed to such Parties as designated below. The addresses for service of notices on each of the parties is as follows:-





CANARGO:
CanArgo Norio Limited
PO Box 291
St Peter Port
Guernsey
GY1 3RR

Telephone         +44 1481 729980
Facsimile         +44 1481 729982
Bank Account Details

Correspondent Bank:
Bankers Trust Company
1 Bankers Trust Plaza
Liberty Street
New York NY 10006
A/C No: 04082437
SWIFT: BKTRUS33

For further credit of:
CanArgo Norio Limited USD Account
Account Number:   011-642493-360
HSBC Bank International Limited
PO Box 315
St Peter Port
Guernsey GY1 3JQ
Channel Islands
SWIFT: MIDLJESH



SAKNAVTOBI NORIO LIMITED:


Address: 65 Kostava Str., Tbilisi

Telephone         +995 32 331642
Facsimile         +995 32 333032




                                    9 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

14     TERMINATION AND BREACH




14.1 This Agreement shall terminate on execution of the JOA or 31st December 2005 whichever is the earlier.

14.2   Neither Party may terminate this Agreement unilaterally.

14.3   Termination shall be without prejudice to the prior rights of either
       Party.


IN WITNESS WHEREOF this Agreement has been duly executed on behalf of each of the parties on the day and year first before written



SIGNED by
on behalf of CANARGO NORIO LIMITED



...........................................

Name   /s/Dr David Robson.................

Position
   Chairman...............................


SIGNED by
on behalf of SAKNAVTOBI NORIO LTD


...........................................


Name   M Dniashvili.......................

Position
   General Director.......................




                                    10 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

                                   Appendix 1

                                     The PSA




                                    11 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

                                   Appendix 2

                      The Deed of Assignment and Adherence




                                    12 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio

                                   Appendix 3

                            Work Programme and Budget



                                    13 of 13

          Farm-In Agreement between CanArgo Norio and Saknavtobi Norio